UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2012, Wolverine World Wide, Inc., a Delaware corporation (the “Company”), entered into agreements pursuant to which it will acquire the Performance + Lifestyle Group business (the “PLG Business”) of Collective Brands, Inc., a Delaware corporation (“CBI”).

The principal agreements governing the acquisition of the PLG Business by the Company include an Agreement and Plan of Merger and a Purchase Agreement, both of which are intended to be consummated contemporaneously. In addition, the Company entered into various other agreements that relate to the Agreement and Plan of Merger and Purchase Agreement, including a Limited Guarantee, an Interim Agreement, a Separation Agreement and various debt financing commitments. Each agreement is summarized below. The following summaries do not purport to be complete descriptions of the respective agreements and are qualified in their entirety by reference to the terms and conditions of the actual agreements attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

The acquisition of the PLG Business by the Company is conditioned upon the prior or contemporaneous consummation of the transactions contemplated by the Agreement and Plan of Merger (“Merger Agreement”), dated as of May 1, 2012, among the Company (solely with respect to specifically designated provisions set forth therein), CBI, WBG – PSS Holdings LLC (“Parent”), a Delaware limited liability company owned by Blum Strategic Partners IV, L.P. (“Blum”), Golden Gate Capital Opportunity Fund, L.P. (“Golden Gate”) and the Company, and WBG – PSS Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into CBI (the “Merger”), with CBI surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

At the effective time of the Merger, each share of CBI common stock issued and outstanding immediately prior to the effective time (other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and shares owned by CBI or any direct or indirect wholly-owned subsidiary of CBI, in each case not held on behalf of third parties, (ii) shares owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal under Delaware law, (iii) shares of CBI restricted stock and (iv) shares owned by Blum and certain of its affiliates that are transferred to Parent immediately prior to the effective time of the Merger) will be converted into the right to receive an amount in cash equal to $21.75 per share without interest.

Concurrently with the execution of the Merger Agreement, the Company and its wholly-owned subsidiary (“Wolverine Subsidiary”) and Parent entered into a Purchase Agreement (the “Carveout Transaction Agreement”), pursuant to which Parent will, at or following the closing of the Merger, transfer or cause to be transferred the assets comprising the PLG Business (the “Carveout Transaction”) to Wolverine Subsidiary, in exchange for a cash payment of $1,232,700,000, which amount will be used by Parent, together with other equity and debt financing provided to it, to fund the amounts payable to CBI’s stockholders in connection with the Merger. CBI is a third party beneficiary of the Carveout Transaction Agreement for purposes of specifically enforcing the obligations of the Company and Wolverine Subsidiary thereunder under certain circumstances. Consummation of the Carveout Transaction is subject only to the prior or concurrent consummation of the Merger.

Consummation of the Merger is subject to customary conditions, including (i) the approval of the holders of a majority of the outstanding shares of CBI common stock entitled to vote on the Merger, (ii) the expiration or termination of the waiting period applicable to consummation of the Merger and the Carveout Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended (the “HSR Act”), (iii) the receipt of approvals under applicable antitrust laws of certain foreign jurisdictions and (iv) the absence of any law, order or injunction prohibiting the closing of the Merger or the Carveout Transaction. The obligations of Parent, Merger Sub and CBI to consummate the Merger are also subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its obligations and covenants contained in the Merger Agreement (subject to customary materiality qualifiers). In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the absence of any change, event or occurrence that, individually or in the aggregate with all other changes, events or occurrences, has a material adverse effect on the business, financial condition, assets, liabilities or results of operations of either (1) the PLG Business, taken as a whole, or (2) the business, operations, assets and liabilities of the Surviving Corporation that would remain after giving effect to the Carveout Transaction (the “PSS Business”), taken as a whole (a “Company Material Adverse Effect”) from the date of the Merger Agreement to the effective time of the Merger, subject to certain exclusions. The consummation of the Merger is not conditioned upon the consummation of the Carveout Transaction.

The Merger Agreement may be terminated by each of CBI and Parent under certain circumstances, including if the Merger is not consummated by February 1, 2013. The Merger Agreement also contains certain termination rights for both CBI and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, CBI will be required to pay Parent a termination fee of $44 million and/or reimburse Parent expenses up to $12.5 million (which reimbursement would reduce, on a dollar for dollar basis, any termination fee subsequently payable by CBI), or Parent will be required to pay CBI a reverse termination fee of $84 million and/or reimburse certain CBI expenses. The Company, Blum and Golden Gate each delivered limited guarantees in favor of CBI guaranteeing the payment, on a proportionate basis, of various amounts payable by Parent to CBI in connection with certain terminations of the Merger Agreement. The Company, Blum and Golden Gate have agreed in an Interim Agreement executed among them to allocate among themselves responsibility for any amounts that may be paid or payable under their respective limited guarantees based on the event or occurrence giving rise to the termination of the Merger Agreement.

Parent, Merger Sub and CBI made customary representations and warranties in the Merger Agreement. Many of the representations made by CBI are subject to and qualified by a Company Material Adverse Effect standard. Parent and CBI also made certain covenants in the Merger Agreement, including covenants regarding the operation of the business of CBI and its subsidiaries prior to the effective time of the Merger and a customary non-solicitation covenant prohibiting CBI from soliciting, providing non-public information or entering into discussions or negotiations concerning proposals relating to alternative business combination transactions, except as permitted under the terms of the Merger Agreement.

In connection with the execution of the Merger Agreement and Carveout Transaction Agreement, the Company, Parent, Merger Sub, Golden Gate and Blum entered into an Interim Agreement which defines certain rights and obligations among themselves during the period from the signing of the Merger Agreement until its consummation or termination (the “Interim Agreement”). The Interim Agreement includes, among other things, a provision requiring that the Company, Blum and Golden Gate unanimously consent to actions of Parent under the Merger Agreement (except to the extent such actions will solely affect the PLG Business, in which case the Company may unilaterally control the actions of Parent, or the PSS Business, in which case Blum and Golden Gate may unilaterally control the actions of Parent). The Interim Agreement also allocates among the Company, Blum and Golden Gate the responsibility for amounts that may become payable by Parent under the Merger Agreement (including the reverse termination fee if applicable), and provides for the sharing of certain costs and expenses incurred in connection with the Merger Agreement, the Carveout Transaction Agreement and the transactions contemplated thereby.

The Company and Parent also entered into a Separation Agreement setting forth their various agreements relating to the separation of the PLG Business from CBI (the “Separation Agreement”). These agreements relate to, among other things (i) certain restructuring transactions that are to take place with respect to CBI and its subsidiaries, (ii) the use and division of CBI’s freely available cash, (iii) an allocation of net working capital of the PLG Business and PSS Business, (iv) procedures concerning the transfer of certain assets and employees used or employed in the respective businesses and (v) the allocation of costs and expenses related to the separation of the PLG Business from CBI. Under the Separation Agreement, and upon consummation of the Carveout Transaction Agreement, the membership interests of Parent held by the Company or Wolverine Subsidiary will be redeemed by Parent without payment. Thereafter, the Company will hold no membership interests of Parent, directly or indirectly.

The Separation Agreement contemplates that, at the time the Carveout Transaction is consummated, the Company and Parent (or certain affiliates) will enter into a tax sharing agreement to provide for the allocation between the parties of various tax responsibilities and a transition services agreement concerning the ongoing provision of certain transitional services by the Company or Parent, as applicable.

To finance the purchase price payable by the Company under the Carveout Transaction Agreement, the Company entered into a commitment letter dated as of May 1, 2012 (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and WF Investment Holdings, LLC.

Pursuant to their debt commitments, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. (collectively, the “Senior Credit Lenders”) have committed to provide a $1.1 billion senior secured credit facility, comprised of a $400 million tranche A term loan facility, a $500 million tranche B term loan facility and a $200 million revolving credit facility (the “Senior Credit Facility”), and JPMorgan Chase Bank, N.A. and WF Investment Holdings, LLC (collectively, the “Bridge Lenders”, and together with the Senior Credit Lenders, the “Lenders”) have committed to provide an up to $375 million senior unsecured bridge loan facility (the “Bridge Facility,” and together with the Senior Credit Facility, the “Credit Facilities”), all on the terms and conditions set forth in the Commitment Letter. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will act as lead arrangers for the debt financing. It is expected that in connection with the Merger, senior unsecured notes will be issued and sold by the Company pursuant to a high yield senior notes offering or other private placement in lieu of all or a portion of, or to refinance, any drawings made under the Bridge Facility.

The obligations of the Lenders to provide debt financing under the Commitment Letter are subject to a number of conditions, including, among others, (i) a condition that, since January 28, 2012, there has not been a material adverse effect with respect to the PLG Business (with certain specified exceptions and qualifications), (ii) execution and delivery of definitive documentation consistent with the Commitment Letter with respect to the facilities contemplated thereby, (iii) the accuracy of certain specified representations and warranties, (iv) consummation of the Merger and the acquisition by the Company of the PLG Business in accordance with the Merger Agreement, the Carveout Transaction Agreement, the Separation Agreement and the Interim Agreement (without giving effect to any amendment, waiver or consent to such agreements that is in any manner materially adverse to the lead arrangers of the financing or the Lenders without the reasonable consent of the lead arrangers) substantially concurrently with the initial funding of the Credit Facilities, (v) delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral and certain financial statements, including audited statements, of the Company and the PLG Business, (vi) payment of applicable fees and expenses, (vii) with respect to the Bridge Facility, receipt of a customary offering memorandum with respect to the notes offering and expiration of a 15 business day marketing period following the delivery of such offering memorandum and (viii) receipt of one or more customary confidential information memoranda and lenders’ presentation used for syndication of the Credit Facilities and the expiration of a 15 business day period following delivery of such information memorandum. In addition, the Commitment Letter provides as a condition to funding that the closing of the Credit Facilities would not occur prior to June 14, 2012. The final termination date for the Commitment Letter is no later than February 1, 2013.

Proceeds from the consummation of the Carveout Transaction Agreement will be used by Parent to fund, in part, the amounts payable to CBI’s stockholders under the Merger Agreement. The additional funding required by Parent in connection with the Merger is to be provided by CBI’s cash available at closing and a combination of equity and debt financing by Blum and Golden Gate or their affiliates up to an aggregate amount of $550 million in equity financing (less an amount equal to the number of shares owned by Blum and certain affiliates that are transferred to Parent immediately prior to the Effective Time multiplied by the per share Merger consideration) and debt financing to be provided through a $250 million senior secured asset-based revolving credit facility issued by Wells Fargo Bank, N.A. and Wells Fargo Capital Finance, LLC, or substitute financing to the extent permitted by the Merger Agreement.

The Merger Agreement, the Carveout Transaction Agreement and the other documents executed by the Company or Wolverine Subsidiary as described herein, and all the transactions contemplated thereby, have been approved by the Board of Directors of the Company. The Merger and the Company’s acquisition of the PLG Business are expected to close in the Company’s third or fourth fiscal quarter of 2012.

The foregoing summary of the transaction documents described in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the actual agreements attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding timing of completion of the Merger and procurement of financing for the Merger. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the Merger does not close, including, but not limited to, due to the failure to obtain governmental or stockholder approval; the Company’s ability to realize the benefits of the Merger or Carveout Transaction on a timely basis or at all; the Company’s ability to combine its businesses with the PLG Business successfully or in a timely and cost-efficient manner; failure to obtain any required financing for the Merger on favorable terms; the degree of business disruption relating to the Merger and Carveout Transaction; material adverse changes in the Company’s, CBI’s or the PLG Business’ operations or earnings; changes in laws, regulations or accounting principles generally accepted in the United States; the Company’s, CBI’s or the PLG Business’ respective competitive position within the markets each serves; unforeseen downturns in the local, regional or national economies or in the industries in which the Company, CBI or the PLG Business operates; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements, which speak only as of the date made, as a prediction of actual results. The Company undertakes no obligation to update, amend or clarify forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 1, 2012, by and among WBG-PSS Holdings LLC, WBG-PSS Merger Sub Inc., Collective Brands, Inc. and Wolverine World Wide, Inc.

10.1	Limited Guarantee, dated as of May 1, 2012, entered into by Wolverine World Wide, Inc. in favor of Collective Brands, Inc.

10.2	Purchase Agreement, dated as of May 1, 2012, by and between Open Water Ventures, LLC and WBG-PSS Holdings LLC.

10.3	Interim Agreement, dated as of May 1, 2012, by and among Wolverine World Wide, Inc., WBG-PSS Holdings LLC, WBG-PSS Merger Sub Inc., Golden Gate Capital Opportunity Fund, L.P. and Blum Strategic Partners IV, L.P.

10.4	Separation Agreement, dated as of May 1, 2012, by and between Wolverine World Wide, Inc. and WBG-PSS Holdings LLC.

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2012	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ R. Paul Guerre
R. Paul Guerre General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 1, 2012, by and among WBG-PSS Holdings LLC, WBG-PSS Merger Sub Inc., Collective Brands, Inc. and Wolverine World Wide, Inc.

10.1	Limited Guarantee, dated as of May 1, 2012, entered into by Wolverine World Wide, Inc. in favor of Collective Brands, Inc.

10.2	Purchase Agreement, dated as of May 1, 2012, by and between Open Water Ventures, LLC and WBG-PSS Holdings LLC.

10.3	Interim Agreement, dated as of May 1, 2012, by and among Wolverine World Wide, Inc., WBG-PSS Holdings LLC, WBG-PSS Merger Sub Inc., Golden Gate Capital Opportunity Fund, L.P. and Blum Strategic Partners IV, L.P.

10.4	Separation Agreement, dated as of May 1, 2012, by and between Wolverine World Wide, Inc. and WBG-PSS Holdings LLC.

*	The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.